UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2022

CORE LABORATORIES N.V.

(Exact name of registrant as specified in its charter)

The Netherlands	001-14273	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Van Heuven Goedhartlaan 7 B 1181 LE Amstelveen The Netherlands		Not Applicable
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (31-20) 420-3191

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (Par Value EUR 0.02)	CLB	New York Stock Exchange

Common Stock (Par Value EUR 0.02)	CLB	Euronext Amsterdam Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders

Core Laboratories N.V. (the "Company") held its Annual Meeting of Shareholders (the "Annual Meeting") on May 19, 2022 in Amsterdam, the Netherlands. At the Annual Meeting, the Company's shareholders were requested: (1) To elect one new Class II Supervisory Director and to re-elect two current Class II Supervisory Directors; (2) To appoint KPMG, including its U.S. and Dutch affiliates, (collectively, "KPMG") as the Company’s independent registered public accountants for the year ending December 31, 2022; (3) To confirm and adopt our Dutch Statutory Annual Accounts in the English language for the fiscal year ended December 31, 2021, following a discussion of our Dutch Report of the Management Board for that same period; (4) To approve and resolve the cancellation of our repurchased shares held at 12:01 a.m. CEST on May 19, 2022; (5) To approve and resolve the extension of the existing authority to repurchase up to 10% of our issued share capital from time to time for an 18-month period, until November 19, 2023, and such repurchased shares may be used for any legal purpose; (6) To approve and resolve the extension of the authority to issue shares and/or to grant rights (including options to purchase) with respect to our common and preference shares up to a maximum of 10% of outstanding shares per annum until November 19, 2023; (7) To approve and resolve the extension of the authority to limit or exclude the preemptive rights of the holders of our common shares and/or preference shares up to a maximum of 10% of outstanding shares per annum until November 19, 2023; To: (8a) approve, on an advisory basis, the compensation of our executive officers as described in the Compensation Discussion and Analysis ("CD&A") section of the proxy statement filed by the Company on March 22, 2022; (8b) cast a favorable advisory vote on the remuneration report referred to in Section 2:135b of the Dutch Civil Code for the fiscal year ended December 31, 2021.

Given that more than 50% of the issued share capital was present and represented at the meeting, item numbers 1 through 8(b) could be approved by the affirmative vote of a majority of votes cast. All items were approved and the certified results of the matters voted upon at the Annual Meeting are as follows:

Proposal No. 1 - Election of Class II Directors: The election of each Class II supervisory director was approved as follows:

Nominee	For	Withheld	Broker Non-Votes

Katherine Murray	35,546,114	487,055	3,284,973
Martha Carnes	31,835,708	4,197,461	3,284,973
Michael Straughen	31,857,386	4,175,783	3,284,973

Proposal No. 2 - Appointment of KPMG as Independent Registered Public Accountant: The appointment of KPMG as the independent registered public accountant for the fiscal year ending December 31, 2022 was approved as follows:

For	Against	Abstentions	Broker Non-Votes

39,184,051	105,417	28,674	—

Proposal No. 3 - Confirm and Adopt the Dutch Statutory Annual Accounts: The confirmation and adoption of the Company's Dutch Statutory Annual Accounts in the English language for the fiscal year ended December 31, 2021 was approved as follows:

For	Against	Abstentions	Broker Non-Votes

39,114,755	152,327	51,060	—

Proposal No. 4 - Approve and Resolve the Cancellation of Repurchased Shares: The approval of the cancellation of the Company's repurchased shares held by the Company in its name at 12:01 a.m. CEST on May 19, 2022 was approved as follows:

For	Against	Abstentions	Broker Non-Votes

39,128,770	158,734	30,638	—

Proposal No. 5 - Approve Extension - Repurchase up to 10% of Issued Share Capital: The approval of the extension of the existing authority to repurchase up to 10% of the Company's issued share capital until November 19, 2023 was approved as follows:

For	Against	Abstentions	Broker Non-Votes

38,835,452	178,300	304,390	—

Proposal No. 6 - Approve Extension to Issue Shares and/or Grant Rights: The approval of the extension of the authority to issue shares and/or to grant rights (including options to purchase) with respect to the Company's common and preference shares up to a maximum of 10% of outstanding shares per annum until November 19, 2023 was approved as follows:

For	Against	Abstentions	Broker Non-Votes

38,960,491	317,684	39,967	—

Proposal No. 7 - Approve Extension to Limit or Exclude Preemptive Rights: The approval of the extension of the authority to limit or exclude the preemptive rights of the holders of the Company's common shares and/or preference shares up to a maximum of 10% of outstanding shares per annum until November 19, 2023 was approved as follows:

For	Against	Abstentions	Broker Non-Votes

37,646,617	1,629,457	42,068	—

Proposal No. 8a - Approve the Compensation of the Company's Executive Officers: The compensation program regarding the Company's named executive officers was approved, on an advisory basis, as follows:

For	Against	Abstentions	Broker Non-Votes

35,425,951	541,743	65,475	3,284,973

Proposal No. 8b – Cast a favorable advisory vote on the Remuneration Report referred to in Section 2:135b of the Dutch Civil Code for the fiscal year ended December 31, 2021: The remuneration report was approved, on an advisory basis, as follows:

For	Against	Abstentions	Broker Non-Votes

35,422,218	542,482	68,469	3,284,973

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Core Laboratories N.V.

Dated: May 19, 2022	By	/s/ Christopher S. Hill
Christopher S. Hill
Chief Financial Officer